Exhibit 23.3

地址：福州市台江区江滨西大道100号融侨中心6层   电话：+0591-87803727   网址：www.minganlaw.com

May 11, 2026

Re:	Golden Heaven Group Holdings Ltd.

Ladies and Gentlemen:

We have acted as PRC counsel to Golden Heaven Group Holdings Ltd. (the “Company”), a company incorporated in the Cayman Islands, in connection with the Registration Statement on Form F-3 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) covering the resale from time to time of up to an aggregate of 27,095,045 Class A ordinary shares.

We hereby consent to the filing of this consent as an exhibit to the Registration Statement, to the reference to our name in relevant sections in the Registration Statement and in the prospectus forming a part thereof. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ FUJIAN MINGAN LAW FIRM
FUJIAN MINGAN LAW FIRM